UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: November 7, 2005

CHINA EXPERT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2703-04, Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 852-2802-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

Effective as of November 7, 2005, the Company issued a total of 2,309,269 shares of its common stock in private placement transactions.  The shares were issued to the holders of the Company’s Secured Convertible Debentures following exercise of their election to convert a total of $1,601,561 in principal amount of Debentures to shares of common stock.  The total number of shares issued by the Company also included shares issued in payment of $3,111.11 of accrued interest on one of the outstanding Debentures.

Under the terms of the Debentures, the conversion price was $0.694875 per share, which is equal to 75% of the average of the volume weighted average price of the Company’s shares for the 5 trading days immediately preceding the date of conversion.

The shares were issued in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.   The Company relied upon representations provided by the holders of the Debentures in establishing the availability of the claimed exemptions from registration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXPERT TECHNOLOGY, INC.

By: /S/ ZHU XIAOXIN

Zhu Xiao Xin, President

Date: November 30, 2005

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